Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$209,870
Unrealized Gain (Loss) on Market Value of Futures	(3,289,060)
Dividend Income	17,528
Interest Income	70,934
ETF Transaction Fees	1,050
Total Income (Loss)	$(2,989,678)

Expenses
General Partner Management Fees	$56,366
Professional Fees	4,527
Brokerage Commissions	1,461
Non-interested Directors' Fees and Expenses	803
Prepaid Insurance Expense	507
NYMEX License Fee	1,409
Total Expenses	$65,073
Net Income (Loss)	$(3,054,751)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/17	$116,025,953
Withdrawals (250,000 Shares)	(4,334,469)
Net Income (Loss)	(3,054,751)

Net Asset Value End of Month	$108,636,733
Net Asset Value Per Share (6,250,000 Shares)	$17.38

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612